Exhibit (e)(3)

                           [ARTISAN FUNDS LETTERHEAD]


                                 November 7, 2001

Artisan Distributors LLC
1000 N. Water Street
Suite 1770
Milwaukee, Wisconsin  53202

Ladies and Gentlemen:

     This is to advise you that Artisan Funds, Inc. has established a new series of shares to be known as Artisan International Small Cap Fund. In accordance with paragraph 6 in the Distribution Agreement between Artisan Funds, Inc. and Artisan Distributors LLC dated as of October 29, 1998 (the "Distribution Agreement"), Artisan Funds, Inc. hereby requests that you act as distributor for the new series under the terms of the Distribution Agreement.

     Please indicate your acceptance of this appointment as distributor by executing this Letter Agreement.

                                ARTISAN FUNDS, INC.


                                   By: /s/ Lawrence A. Totsky
                                       --------------------------------------
                                       Lawrence A. Totsky
                                       Chief Financial Officer


Agreed to this 7th day of November, 2001

ARTISAN DISTRIBUTORS LLC

By: /s/ Janet D. Olsen
    ---------------------------------
    Janet D. Olsen
    Vice President